EXCLUSIVE MANAGEMENT COOPERATION AGREEMENT

This Exclusive Management Cooperation Agreement (“Agreement”) is entered into as of November 11, 2025, by and between DentonX Outstanding Investment Co. (“Newco” or the “Company”), a Wyoming corporation to be formed and majority-owned by DentonX Inc (“DentonX”) and Outstanding Investment Co., Inc. (“OIC” or the “Manager”), with offices at 2450 Washington Ave Ste 100, San Leandro, CA 94577.

RECITALS

WHEREAS, DentonX and OIC have engaged in discussions regarding a strategic partnership aimed at expanding OIC’s lending and investment operations through DentonX’s structuring, capital markets, and mergers and acquisitions capabilities;

WHEREAS, the parties have agreed in principle that such partnership will include, among other matters, (i) the formation of DentonX Outstanding Investment Co. (“Newco”) as a majority-owned subsidiary of DentonX, (ii) the lease by Newco of OIC’s certain business assets, and (iii) a purchase option for Newco to acquire such assets after an agreed period, based on a negotiated EBITDA multiple;

WHEREAS, OIC possesses operational expertise, client relationships, and intellectual property critical to the growth and success of Newco;

WHEREAS, DentonX will capitalize Newco and provide strategic oversight, capital markets guidance, and public company infrastructure to support Newco’s growth and IPO pathway;

WHEREAS, upon its formation and as of the Closing Date, Newco will enter into this Exclusive Management Cooperation Agreement with OIC, as well as other definitive agreements, including the Lease Agreement, Share Grant Agreement and Investment Rights Agreement;

WHEREAS, the parties intend that the Lease Agreement applies only to the lending business, client base, and assets of OIC as they existed and were operated prior to the Closing Date (“Existing Business”), and that any new business, clients, contracts, or revenue streams developed by Newco after the Closing Date (“New Business”) shall not be subject to the Lease Agreement but will be addressed under this Exclusive Management Cooperation Agreement;

WHEREAS, the parties now desire to enter into this definitive Exclusive Management Cooperation Agreement to set forth the terms and conditions under which OIC will provide management services to Newco and participate in performance-based earn-outs and incentives;

WHEREAS, concurrently herewith, the principals and management team of OIC have executed a Key Person Undertaking Addendum (the “Key Person Undertaking”) in favor of Newco, confirming their personal obligations to comply with and perform the covenants set forth in this Agreement, including confidentiality, non-compete, and Management Committee directives.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. DEFINITIONS

“DentonX” means DentonX Inc, a Wyoming corporation.

“NewCo” means means DentonX Outstanding Investment Co., a Wyoming corporation to be formed and initially majority owned by DentonX prior to the Closing Date.

“OIC” means Outstanding Investment Co., Inc. and its principals, led by Steven Guang Leung.

“Existing Business” means the lending business, client base, and assets of OIC as they existed and were operated prior to the Closing Date, as defined in the Lease Agreement.

“New Business” means any new business, clients, contracts, or revenue streams developed by Newco after the Closing Date, which are not derived from or directly related to the Existing Business.

“Management Fee” means the monthly fee payable to OIC for management services provided to Newco, as set forth in Section 3.

“Management Committee Addendum” means the addendum attached hereto as Schedule A, which establishes the Management Committee as the executive body through which Newco exercises management authority over OIC pursuant to this Agreement.

“Earn-Out” means additional equity or cash payments to be made to OIC based on achievement of specific performance milestones, as set forth in Section 4 and Schedule B.

“Key Person Undertaking” means the Key Person Undertaking Addendum executed by certain principal managers and shareholders of OIC in favor of Newco, substantially in the form attached hereto as Schedule C.

“Lease Agreement” means the Lease Agreement with Purchase Option between Newco and OIC, dated November 11, 2025.

“Closing Date” means the date on which (i) Newco is duly formed and organized as a majority-owned subsidiary of DentonX, and (ii) all parties have executed the definitive agreement(s).

“Cause” means:

•Willful misconduct, gross negligence, or fraud by OIC or its principals in the performance of duties;

•Conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude;

•Material breach of this Agreement or any other definitive agreement, not cured within thirty (30) days after written notice;

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•Willful or repeated refusal or failure to perform material duties under this Agreement after written notice;

•Misappropriation or unauthorized disclosure of confidential information, trade secrets, or intellectual property of Newco or DentonX.

“Good Leaver” means termination of OIC’s engagement due to:

•Death or permanent disability of OIC’s principal(s);

•Termination by Newco without Cause;

•Mutual agreement in writing between the parties;

•Any other event agreed to in writing by the Board as constituting a Good Leaver event.

2. CONDITIONS PRECEDENT

This Agreement shall become effective only upon (i) the formation of Newco as a majority-owned subsidiary of DentonX, and (ii) execution by all parties as of the Closing Date. If Newco is not formed and the Closing Date does not occur, this Agreement shall be void and of no effect.

3. APPOINTMENT AND SCOPE

3.1 Appointment

OIC hereby engages Newco (or its designated affiliate) to provide strategic management and control over OIC’s operations and financial decisions, including direction of OIC’s lending and investment business.

All management rights and authorities of Newco under this Agreement shall be exercised through the Management Committee established pursuant to the Management Committee Addendum (Schedule A). The Committee shall function as the formal mechanism for implementation of Newco’s strategic and operational direction within OIC.

The Parties acknowledge that the Key Persons of OIC have each executed the Key Person Undertaking Addendum (Schedule C) to this Agreement, thereby agreeing personally to comply with the management directives of Newco and to observe the obligations set forth in this Agreement as though each were a direct party hereto with respect to confidentiality, exclusivity, and good-leaver/bad-leaver provisions.

3.2 Scope of Services

Newco shall have ultimate decision-making authority and strategic control over OIC’s key operating, financial, and governance matters, including but not limited to:

•Strategic planning and execution, including growth through M&A

•Client acquisition and retention

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•Business development, including launching and growing new businesses

•Oversight of consulting operations and personnel

•Implementation of business strategy and growth initiatives

•Financial management, oversight, and reporting

•Other duties as reasonably required for the effective operation of Newco

Newco may, at its discretion, provide or arrange financial support, working capital, technology resources, and operational resources as necessary to sustain OIC’s operations.

4. TERM

4.1 Initial Term

This Agreement shall commence on the Closing Date and continue for three (3) years, unless earlier terminated pursuant to Section 10.

4.2 Renewal

The Agreement may be renewed for additional terms by mutual written consent.

5. MANAGEMENT COMPENSATION

5.1 Management Fee

OIC shall pay Newco a Monthly Management Fee of [amount TBD] for the strategic, operational, and financial management of OIC’s entire business, including both the Existing Business and any New Business developed after the Effective Date.

The Management Fee shall be calculated as 5% of the Existing Business and 10% of the New Business.

The Lease Payments payable by Newco to OIC under Section 1.3 of the Lease Agreement and the Management Fee payable by OIC to Newco under this Section 5.1 are separate obligations. The difference between the two represents Newco’s management spread and its compensation for assuming operational risk and exercising full management control.

5.2 Variable Performance Participation

For any New Business developed under Newco’s management, OIC shall pay Newco a Performance Participation Fee equal to [5%–20%] of the net profits attributable to such New Business, calculated after statutory taxes and agreed reserves.

This fee reflects Newco’s strategic, operational, and financial contributions to the creation and scaling of the New Business, and constitutes Newco’s variable economic participation in those operations.

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5.3 Scope of Compensation

The Management Fee shall apply to the management of both the Existing Business and any New Business developed by Newco after the Closing Date.

For the avoidance of doubt, Lease Payments under the Lease Agreement apply only to the Existing Business and are separate from the Management Fee.

5.4 Performance Bonus

Newco shall be eligible for annual performance bonuses based on achievement of agreed financial and operational targets, as set forth in Schedule B.

5.5 Access to Growth Capital

Newco will have access to growth capital as approved by the Board, for business expansion and operational needs, with funding provided and/or arranged by DentonX.

6. PERFORMANCE EARN-OUT

6.1 Earn-Out Structure

Newco shall be entitled to additional equity or cash earn-outs upon achievement of the specific milestones set forth in Schedule C, which may include but are not limited to:

•Revenue targets

•EBITDA thresholds

•New client acquisition

•Retention of key clients

•Expansion into new service areas

•Other mutually agreed KPIs

6.2 Calculation and Payment

Earn-out awards shall be calculated based on audited (or mutually agreed unaudited) financial statements. Cash earn-outs shall be paid within thirty (30) days of confirmation of milestone achievement. Equity earn-outs shall be issued within thirty (30) days of confirmation.

6.3 Dispute Resolution

Any disputes regarding earn-out calculations shall be resolved by an independent accounting firm mutually agreed upon by the parties.

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7. COORDINATION WITH LEASE AGREEMENT

The Lease Agreement governs the Existing Business only. The Management Fee compensates Newco for management of both the Existing Business and any New Business. OIC shall not retain any residual economic interest in New Business other than its 20% equity ownership in Newco.

8. BOARD PARTICIPATION AND GOVERNANCE

8.1 Board Seat

OIC shall have the right to appoint one (1) member to Newco’s Board of Directors for so long as it holds at least 10% of Newco’s issued and outstanding shares.

8.2 Reserved Matters

Certain key decisions, as outlined in the Shareholders Agreement, shall require approval of the OIC-appointed director.

The Management Committee, as described in Schedule A, shall constitute the primary executive and decision-making body of OIC for purposes of this Agreement. Decisions of the Committee shall be binding on OIC and deemed acts of Newco.

8.3 Strategic Oversight

DentonX shall provide strategic oversight, capital markets guidance, and Board-level governance to Newco, including support for IPO readiness and public company compliance.

9. REPORTING AND COMPLIANCE

9.1 Financial Reporting

OIC shall prepare and deliver to the Board:

•Monthly financial statements within 15 days of month-end

•Quarterly financial reports within 30 days of quarter-end

•Annual financial statements within 60 days of year-end

9.2 Operational Reporting

OIC shall provide regular updates on operational performance, client acquisition, and strategic initiatives.

9.3 Compliance

OIC shall ensure Newco’s operations comply with all applicable laws, regulations, and industry standards, and shall cooperate with DentonX’s public company reporting and compliance requirements.

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10. IPO PATHWAY AND EXIT

10.1 IPO Preparation

Newco shall be part of a public company and may prepare its client companies for public listing, subject to qualification. With OIC’s cooperation, Newco shall lead governance enhancements, audit readiness, and listing execution. OIC shall have the right to piggyback on the listing vehicle.

10.2 Conversion or Buyout

Upon any public listing or liquidity event of these clients of Newco, OIC’s equity in any relevant listing vehicle may, at Newco’s option, be converted into shares of such listing vehicle or bought out at fair market value.

11. TERMINATION

11.1 Termination for Cause

Newco may terminate this Agreement for Cause (as defined in Section 1) with immediate effect upon written notice to OIC.

11.2 Termination without Cause

Either party may terminate this Agreement without Cause by providing ninety (90) days’ written notice.

11.3 Voluntary Resignation

OIC may terminate this Agreement by providing ninety (90) days’ written notice to Newco.

11.4 Good Leaver Events

If OIC’s engagement is terminated due to a Good Leaver Event, vesting of equity and other rights will be handled in accordance with Section 11.

12. VESTING, CLAW BACK, AND FORFEITURE

12.1 Vesting

OIC’s equity in Newco and any DentonX share grants shall vest according to the Equity & Vesting Agreement and DentonX Share Grant Agreement.

The Equity Grant is intended to incentivize OIC’s long-term participation in the management and cooperative structure of Newco and shall vest in accordance with Newco’s performance milestones, governance compliance, and continued cooperation under this Agreement.

12.2 Claw Back

If this Agreement is terminated for Cause or by voluntary resignation before full vesting, all unvested shares shall be forfeited and redeemable by Newco at nominal value.

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12.3 Good Leaver Acceleration

If OIC is a Good Leaver, the Board may, at its discretion, accelerate vesting of some or all unvested shares.

12.4 Earn-Out Impact

Upon termination for any reason, OIC shall remain entitled to any earned but unpaid earn-outs for milestones achieved prior to termination.

12.5 Equity Grant to Key Persons

DentonX has issued, or will issue, equity-based incentive awards to certain Key Persons of OIC in the form of Three Hundred Sixty (360) Series B Preferred Shares of DentonX, as further described in the DentonX Share Grant Agreement (the “Share Grant Agreement”).

The Grant Shares vest over a three-year period in twelve (12) equal quarterly installments, and all vesting is expressly conditioned upon each Key Person’s (i) continued adherence to the directives of the Management Committee, (ii) full compliance with this Agreement, and (iii) ongoing fulfillment of his or her obligations under the Key Person Undertaking.

Failure by any Key Person to comply with these obligations shall result in the automatic forfeiture of all unvested Grant Shares held by such Key Person.

13. CONFIDENTIALITY AND EXCLUSIVITY

13.1 Confidentiality

Both parties shall maintain strict confidentiality regarding all non-public information related to Newco, DentonX, and their respective businesses, except as required by law.

13.2 Exclusivity

OIC agrees to a 90-day exclusivity period for due diligence and deal finalization from the date of the Agreement.

14. MISCELLANEOUS

14.1 Governing Law

This Agreement shall be governed by the laws of Wyoming.

14.2 Entire Agreement

This Agreement, together with all Schedules and Addenda, including the Management Committee Addendum (Schedule A) and the Key Person Undertaking Addendum (Schedule C), constitutes the entire agreement among the Parties regarding the subject matter herein.

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The Parties acknowledge that this Agreement forms part of the integrated cooperation structure among OIC, Newco, and DentonX, and that the Management Committee Addendum (Schedule A) sets out the mechanism through which Newco exercises contractual control over OIC.

14.3 Amendments

Any amendment must be in writing and signed by both parties.

14.4 Counterparts

This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Exclusive Management Cooperation Agreement as of the Closing Date.

DentonX Outstanding Investment Co. (Newco)	Outstanding Investment Co., Inc.
By: /s/ Luis Carlos Ung	By: /s/ Steven Guang Leung
Name: Luis Carlos Ung	Name: Steven Guang Leung
Title: CEO	Title: CEO
Date:	Date:

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Schedule A: Management Committee Addendum

ADDENDUM TO MANAGEMENT & EARN-OUT AGREEMENT

(Management Committee Addendum)

This Management Committee Addendum (“Addendum”) is made as of the Effective Date of the Exclusive Management Cooperation Agreement (the “Agreement”), by and between DentonX Outstanding Investment Co. (“Newco”) and Outstanding Investment Co., Inc. (“OIC”), and forms an integral part of the Agreement. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

1. Establishment of the Management Committee

1.1 Creation.

OIC hereby establishes a Management Committee (the “Committee”) which shall serve as the governing and executive body of OIC for purposes of strategic, operational, and financial decision-making.

1.2 Purpose.

The Committee shall act as the formal mechanism through which Newco exercises its contractual management rights and oversight of OIC, and through which OIC’s internal management participates in decision-making under the direction of Newco.

1.3 Authority.

The Committee shall have authority over all material decisions and activities of OIC, including but not limited to:

(a) Strategic planning and business expansion;
(b) Budgeting and financial management;
(c) Appointment and compensation of senior officers;
(d) Approval of lending policies, client relationships, and material contracts;
(e) Mergers, acquisitions, divestitures, or new service lines; and
(f) Any other matters deemed significant to OIC’s operations or economic performance.

All such decisions shall be subject to Newco’s approval or direction, as described below.

2. Composition of the Management Committee

2.1 Members.
The Committee shall consist of five (5) members, as follows:

•Two (2) members appointed by Newco, representing Newco’s management;

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•Three (3) members appointed by OIC, selected from OIC’s senior management team.

2.2 Chairperson.

The Chairperson of the Committee shall be designated by Newco and shall have the tie-breaking vote on all matters submitted to the Committee.

2.3 Continuity of Roles.

The individuals appointed by OIC to the Committee may concurrently hold management positions within OIC. Their participation on the Committee does not limit their duties within OIC but aligns such duties with Newco’s strategic oversight.

2.4 Replacement and Vacancies.

Newco shall have the right to appoint or remove its designated Committee members at any time. OIC shall promptly fill any vacancy of its appointees.

3. Operation and Decision-Making

3.1 Meetings.

The Committee shall meet at least monthly and additionally as required by Newco or the Chairperson.

3.2 Voting.

Decisions of the Committee shall require a simple majority vote, except where otherwise specified. In the event of a tie, the Chairperson’s vote shall prevail.

3.3 Quorum.

A quorum shall consist of at least three (3) members, including at least one (1) member appointed by Newco.

3.4 Documentation.

Minutes of all meetings shall be recorded and circulated to both Newco and OIC management within five (5) business days.

4. Integration with Management Agreement

4.1 Delegation of Authority.

The Committee shall function as the primary management body of OIC under the direction of Newco. The rights and obligations of Newco under the Agreement shall be exercised through the Committee.

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4.2 Supremacy.

In the event of any conflict between this Addendum and OIC’s internal bylaws or resolutions, the provisions of this Addendum shall govern as between the parties.

4.3 Economic Linkage.

Decisions by the Committee regarding performance targets, budgets, or capital allocation shall be deemed to have been made under the authority of Newco for purposes of management fees, performance bonuses, and any earn-out determinations.

5. Purpose for Financial Reporting

The parties acknowledge that the formation of this Committee and the delegation of strategic decision-making authority to Newco are intended to establish Newco’s contractual power to direct the activities of OIC that most significantly affect its economic performance, thereby satisfying the “power” criterion under ASC 810 (Variable Interest Entities) for consolidation purposes.

6. Duration

This Addendum shall remain in effect for so long as the Exclusive Management Cooperation Agreement remains in force or until replaced by mutual written agreement.

Signatures

DentonX Outstanding Investment Co. (Newco)	Outstanding Investment Co., Inc.
By: /s/ Luis Carlos Ung	By: /s/ Steven Guang Leung
Name: Luis Carlos Ung	Name: Steven Guang Leung
Title: CEO	Title: CEO
Date:	Date:

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Schedule B: Performance Targets and Bonus Structure

(To be finalized and attached)

Performance Metric	Target	Bonus Amount
Annual Revenue	Each $1 million	TBD
EBITDA	More than $250,000	TBD
Client Retention	More than 85%	TBD
New Client Acquisition	For every 5 new clients	TBD

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Schedule C: Key Person Undertaking Addendum

KEY PERSON UNDERTAKING ADDENDUM

This Key Person Undertaking Addendum (this “Undertaking”) is entered into as of November 11, 2025 by and among:

•Outstanding Investment Co., Inc. (“OIC”), a [Jurisdiction] company;

•DentonX Outstanding Investment Co. (“Newco”), a Wyoming / [or another state] company; and

•the undersigned individuals (each, a “Key Person,” and collectively, the “Key Persons”), being the principal managers and shareholders of OIC.

1. Purpose

This Undertaking supplements the Exclusive Management Cooperation Agreement dated November 11, 2025 between OIC and Newco (the “Management Agreement”) to confirm the personal obligations of the Key Persons who are responsible for the day-to-day management of OIC.

2. Acknowledgment of Control and Governance

Each Key Person acknowledges and agrees that:

(a) OIC’s strategic, financial, and operational management is directed by Newco through the Management Committee established under the Management Agreement; and

(b) the Key Persons shall act, and shall cause OIC to act, in accordance with the directions, policies, and resolutions of such Committee.

3. Performance and Compliance Obligations

Each Key Person undertakes to:

(a) faithfully perform his or her management duties under the Management Agreement and any position held within OIC in accordance with Newco’s oversight;

(b) observe all confidentiality, non-compete, and non-solicitation obligations applicable to OIC under the Management Agreement as though personally bound thereby;

(c) not, without Newco’s prior written consent, engage in any competing or conflicting business activity; and

(d) cooperate fully in implementing any actions or directives approved by the Management Committee.

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4. Good-Leaver / Bad-Leaver and Claw Back

Each Key Person acknowledges that the “Good-Leaver,” “Bad-Leaver,” and “Claw Back” provisions set forth in the Management Agreement shall apply mutatis mutandis to such Key Person’s direct and indirect interest in any incentive equity or earn-out payments thereunder.

5. Remedies

Each Key Person acknowledges that breach of this Undertaking would cause irreparable harm to Newco and OIC and agrees that Newco shall be entitled to specific performance, injunctive relief, and any other remedies available at law or in equity.

6. No Employment Relationship

Nothing in this Undertaking shall be construed as creating an employment relationship between any Key Person and Newco. All Key Persons remain employed or engaged by OIC.

7. Counterparts

This Undertaking may be executed in counterparts and shall form part of and be read together with the Management Agreement.

IN WITNESS WHEREOF, the Parties have executed this Undertaking as of the date first above written.

DentonX Outstanding Investment Co. (Newco)	Outstanding Investment Co., Inc.
By: /s/ Luis Carlos Ung	By: /s/ Steven Guang Leung
Name: Luis Carlos Ung	Name: Steven Guang Leung
Title: CEO	Title: CEO
Date:	Date:

KEY PERSONS: (Sign each individually)

1. ________________________ Steven Guang Leung

2. ________________________ John Tam

3. ________________________ (Name)

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Schedule D: Earn-Out Milestones

(To be finalized and attached)

Milestone	Timing	Earn-Out Award
Achieve $1 million in annual revenue	By the end of Year 1	TBD
Achieve $250,000 in EBITDA	By the end of Year 2	TBD
Secure 5 new enterprise clients	By the end of Year 1	TBD
Expand into a new service area	By the end of Year 2	TBD
Achieve a 15% profit margin	By the end of Year 3	TBD

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